Exhibit 99

Annual CEO Certification - 303A.12(a)

As the Chief Executive Officer of Rowan Companies, Inc. and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE's Corporate Governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed as Exhibit H to the Company's Domestic Company Section 303A Annual Written Affirmation.

Signed By:  /s/   W. Matt Ralls

Title:  President & CEO

Certification Is:  Without Qualification

Certification Date:  May 07, 2009

Bottom of Form